UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 7, 2026

QUINCE THERAPEUTICS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-38890	90-1024039
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

611 Gateway Boulevard, Suite 273
South San Francisco, California	94080
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (415) 910-5717

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	QNCX	Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Resignation of Officers

As previously announced, effective as of October 8, 2026, Dirk Thye, M.D., resigned as Chief Executive Officer and Chief Medical Officer, as well as a director, of Quince Therapeutics, Inc., which will be renamed IRulya Therapeutics Inc. effective at 4:01 p.m., Eastern Time, on October 9, 2026 (the “Company”), and Brendan Hannah resigned as Chief Operating Officer, Chief Business Officer and Chief Compliance Officer of the Company.

Appointment of Chief Executive Officer

Effective October 8, 2026 (the “Effective Date”), the Board of Directors (the “Board”) of the Company appointed Brigette Roberts, M.D., as Chief Executive Officer of the Company.

Brigette Roberts, M.D., age 50

Dr. Roberts has served as the Company’s Chief Corporate Affairs Officer and member of the Board since May 2026. Prior to that, she served as the Chief Executive Officer and member of the Board of Directors of Orphai Therapeutics, Inc. (“Orphai”) from May 2021 until May 2026, and prior to that she served as the Chief Medical Officer of Orphai from February 2021 until May 2021. During her time at Orphai, Dr. Roberts built a differentiated pulmonary franchise centered on LAM-001, an inhaled formulation of rapamycin for pulmonary vascular and fibrotic lung diseases, initiated two Phase 2 studies of LAM-001, secured United States and European Union orphan drug designations for LAM-001 across multiple indications and raised more than $45 million in new private investment. Prior to Orphai, Dr. Roberts served as an Entrepreneur in Residence at Fortress Biotech from 2017 to January 2021 where she identified new assets to spin into new biotechnology companies. Prior to that, Dr. Roberts spent over 15 years as a healthcare investor and portfolio manager including at CDP Capital, Angel Lane Principal Strategies, YYC Capital (which she founded), Third Point, LLC and DKR Capital. Dr. Roberts also served as a director of Ligand Pharmaceuticals from December 2005 to February 2007. Dr. Roberts holds a B.A. in Physics and Chemistry from Harvard University and an M.D. from New York University.

Pursuant to the terms of that certain employment letter, dated as of May 18, 2026, between the Company and Dr. Roberts (the “Roberts Employment Agreement”), which provides that the terms of her employment letter, dated as of May 12, 2026, by and between Orphai and Dr. Roberts (the “Roberts Orphai Employment Agreement”) would remain generally unchanged, Dr. Roberts will receive an annual base salary of $600,000 and a target annual bonus of 50% of her base salary.

Pursuant to the terms of that certain severance agreement, dated as of March 3, 2025, between Orphai and Dr. Roberts (the “Roberts Orphai Severance Agreement”), upon a termination by the Company without Cause (as defined in the Roberts Orphai Severance Agreement), Dr. Roberts will be entitled to (i) continued payments equal to her then-current base salary for a period of twelve months following termination, (ii) a lump-sum payment in an amount equal to twelve months of COBRA premiums, and (iii) acceleration of vesting of all outstanding time-based equity awards by twelve months. In addition, as of the termination date, all vested incentive-stock options shall convert to non-qualified stock options, exercisable up to the one-year anniversary date of termination; provided that no option shall have its term extended beyond the original expiration date set forth in the applicable option grant notice. Receipt of the foregoing severance benefits is conditioned on Dr. Robert’s execution of a general release of claims in favor of the Company.

In connection with Dr. Roberts’ appointment as Chief Executive Officer, the Board determined that Dr. Roberts will succeed Mr. Thye as the Company’s principal executive officer, effective as of the Effective Date.

The foregoing descriptions of the Roberts Employment Agreement, Roberts Orphai Employment Agreement and Roberts Orphai Severance Agreement do not purport to be complete and are qualified in their entirety by reference to the full text of the Roberts Employment Agreement, Roberts Orphai Employment Agreement and Roberts Orphai Severance Agreement. Copies of the Roberts Employment Agreement and the Roberts Orphai Employment Agreement were previously filed as Exhibit 10.3 and 10.4 to the Company’s Current Report on Form 8-K filed the Securities and Exchange Commission on May 18, 2026 and incorporated herein by reference. A copy of the Roberts Orphai Severance Agreement is filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.

Appointment of Chief Financial Officer

Effective as of the Effective Date, John Militello, CPA, was appointed as Chief Financial Officer of the Company.

John Militello, CPA, age 53

John Militello, CPA, has served as Head of Finance of Orphai Therapeutics, LLC since July 2026. Before joining the Company, Mr. Militello served as VP of Finance, Sr. Controller, Treasurer and Principal Accounting Officer of Rocket Pharmaceuticals, Inc., a publicly traded gene therapy company, from January 2018 to July 2026. Mr. Militello was also the Interim Principal Financial Officer of Rocket Pharmaceuticals from January 2018 to December 2020 and March 2022 to March 2024. Previously, Mr. Militello served as the Vice President of Finance and Principal Financial and Accounting Officer at Immune Pharmaceuticals Inc. from April 2015 to November 2017. Prior to that, Mr. Militello was an Assistant Controller at Travere Therapeutics, formerly Retrophin, Inc., a publicly traded biotechnology company, and a Senior Manager in the biotech practice of BDO USA, LLP serving multi-national SEC registrants. Mr. Militello is a Certified Public Accountant and earned his Bachelor of Science degree in Accounting from St. Joseph’s College.

Pursuant to the terms of that certain employment letter, dated as of June 15, 2026, between Orphai Therapeutics, LLC and Mr. Militello (collectively, the “Militello Orphai Employment Agreement”), Mr. Militello will receive an annual base salary of $440,000 and a target annual bonus of 45% of his base salary. In addition, as a material inducement to his employment, Mr. Militello is entitled to receive, subject to approval by the Board, a restricted stock unit award with respect to 80,000 shares of the Company’s common stock, par value $0.001 per share (“Common Stock”), which will vest over a four year period, with 25% of the shares underlying the award vesting on July 6, 2027 and 6.25% of the shares underlying the award vesting at the end of each calendar quarter thereafter.

Pursuant to the terms of that certain change in control and severance agreement, dated as of September 16, 2026, between the Company and Mr. Militello (the “Militello Severance Agreement”), upon a termination by the Company without Cause outside of a Change in Control Period (as defined in the Militello Severance Agreement), Mr. Militello will be entitled to (i) cash severance in an amount equal to nine months of his base salary, and (ii) a lump-sum payment in an amount equal to the monthly premiums for COBRA continuation coverage, if he were to elect coverage for himself and his eligible dependents (based on the coverage levels in effect immediately prior to his termination and based on the premium amount that would be due for the first month of COBRA coverage if he were to elect such coverage). Additionally, upon a termination by the Company without Cause or if Mr. Militello resigned for Good Reason (as defined in the Militello Severance Agreement) during a Change in Control Period, Mr. Militello will be entitled to (i) cash severance in an amount equal to twelve months of his base salary, (ii) a cash payment in an amount equal to 100% of his target annual bonus for the year in which termination occurs, (iii) a lump sum payment equal to twelve months of COBRA continuation coverage, if he were to elect coverage for himself and his eligible dependents (based on the coverage levels in effect immediately prior to his termination and based on the premium amount that would be due for the first month of COBRA coverage if he were to elect such coverage), and (iv) 100% vesting of all outstanding time-based equity awards as of the later of the date of termination or a Change in Control (as defined in the Militello Severance Agreement). Receipt of the foregoing severance benefits is conditioned on Mr. Militello’s execution of a general release of claims in favor of the Company.

In connection with Mr. Militello’s appointment as Chief Financial Officer, the Board determined that Mr. Militello will succeed Mr. Hannah as the Company’s principal financial officer and principal accounting officer, effective as of the Effective Date.

The foregoing descriptions of the Militello Orphai Employment Agreement and Militello Severance Agreement do not purport to be complete and are qualified in its entirety by reference to the full text of the Militello Orphai Employment Agreement and Militello Severance Agreement, copies of which are attached hereto as Exhibits 10.2 and 10.3 and incorporated herein by reference.

Appointment of Chief Operating Officer

Effective as of the Effective Date, Keith Fandrick was appointed as Chief Operating Officer of the Company.

Keith Fandrick, age 47

Keith R. Fandrick, Ph.D., has served as the Company’s Head of Technical Operations since May 2026. Prior to that time, Dr. Fandrick served as Chief Operating Officer of Orphai, where he led operations, chemistry, manufacturing and controls, program management, regulatory strategy, external manufacturing and intellectual property activities for clinical-stage therapeutic programs since 2017, and he previously served in various other roles at Orphai, including as Chief Development Officer and Head of CMC. Previously, Dr. Fandrick served as a member of the Scientific Advisory Board of Drug Farm, Inc., where he advised on pharmaceutical development and CMC strategy. From 2007 to 2017, Dr. Fandrick held positions of increasing responsibility at Boehringer-Ingelheim. Dr. Fandrick is an author or co-author of 78 publications and patents. He holds Ph.D. and A.M. degrees in chemistry from Harvard University, an M.B.A. from the University of North Carolina at Chapel Hill’s Kenan-Flagler Business School, B.S. in chemistry from the University of California, San Diego, and a Regulatory Affairs Certification.

Pursuant to the terms of that certain employment letter, dated as of May 14, 2026, between the Company and Mr. Fandrick (the “Fandrick Employment Agreement”), which provides that the terms of his employment letter, dated as of May 12, 2026, by and between Orphai and Mr. Fandrick (the “Fandrick Orphai Employment Agreement”) would remain generally unchanged, Mr. Fandrick will receive an annual base salary of $450,000 and a target annual bonus of 45% of his base salary.

Pursuant to the terms of that certain severance agreement, dated as of March 3, 2025, between Orphai and Mr. Fandrick (the “Fandrick Orphai Severance Agreement”), upon a termination by the Company without Cause (as defined in the Fandrick Orphai Severance Agreement), Mr. Fandrick will be entitled to continued payments equal to his then-current base salary for a period of six months following termination. In addition, as of the termination date, all vested incentive-stock options shall convert to non-qualified stock options, exercisable up to the one-year anniversary date of termination; provided that no option shall have its term extended beyond the original expiration date set forth in the applicable option grant notice. Receipt of the foregoing severance benefits is conditioned on Mr. Fandrick’s execution of a general release of claims in favor of the Company.

The foregoing descriptions of the Fandrick Employment Agreement, Fandrick Orphai Employment Agreement and Fandrick Orphai Severance Agreement do not purport to be complete and are qualified in their entirety by reference to the full text of the Fandrick Employment Agreement, Fandrick Orphai Employment Agreement and Fandrick Orphai Severance Agreement, copies of which are attached hereto as Exhibits 10.4, 10.5 and 10.6 and incorporated herein by reference.

Resignation of Directors

As previously announced, effective as of October 8, 2026, June Bray, David Lamond, Christopher Senner, and Mr. Thye resigned from the Board. The resignations were not the result of any disagreements with the Company relating to the Company’s operations, policies or practices.

Appointment of Directors

As previously announced, effective as of October 8, 2026:

•	Catherine M. Bonuccelli was appointed to the Board as a Class I director and as a member of the Audit Committee and Compensation Committee of the Board;

•	Leone Patterson was appointed to the Board as a Class III director and as chair of the Audit Committee and as chair of the Compensation Committee of the Board;

•	James Valentine was appointed to the Board as a Class I director and as a member of the Audit Committee and as chair of the Nominating and Corporate Governance Committee of the Board; and

•	Drayton Wise was appointed to the Board as a Class II director and as a member of the Nominating and Corporate Governance Committee of the Board.

Catherine M. Bonuccelli, M.D., age 68

Dr. Bonuccelli has served as principal and owner of CMB Life Sciences Consulting LLC since May 2024. Previously, Dr. Bonuccelli served as Chief Medical Officer of Bellus Health (acquired by GSK plc (NYSE: GSK) in 2023) from August 2019 to April 2024, where she advanced an asset for refractory chronic cough into Phase 3 prior to the company’s acquisition. Prior to Bellus Health, she spent more than 25 years in large pharmaceutical companies in a broad variety of roles of increasing responsibility, including Global Medicines Clinical Vice President for the Inflammation, Neuroscience, & Respiratory Therapeutic Area and Therapy Area Clinical Vice

President, Respiratory and Inflammation, at AstraZeneca plc (NASDAQ: AZN), and US Respiratory Therapeutic Area Head at GlaxoSmithKline (now GSK plc (NYSE: GSK)). Dr. Bonuccelli has over 25 years of pharmaceutical experience and expertise in clinical and product development of both respiratory and non-respiratory products across all phases of drug development. Dr. Bonuccelli holds a B.S. in Chemistry from Georgetown University and an M.D. from the Johns Hopkins University School of Medicine. The Company believes that Dr. Bonuccelli’s extensive clinical and pharmaceutical product development experience qualifies her to serve as a director.

Leone Patterson, age 63

Ms. Patterson served as Executive Vice President, Chief Business Officer and Chief Financial Officer of Zymeworks, Inc. (NASDAQ: ZYME), a biotechnology company focused on developing novel, multifunctional biotherapeutics for difficult-to-treat diseases, from September 2024 to January 2026. Previously, Ms. Patterson served as Chief Financial Officer and Chief Business Officer of Tenaya Therapeutics, Inc. (NASDAQ: TNYA) from June 2021 to July 2024. Earlier in her career, she held several roles at Adverum Biotechnologies, Inc., including SVP, Chief Financial Officer from June 2016 to May 2018, Interim Chief Executive Officer and Chief Financial Officer from May 2018 to October 2018, Chief Executive Officer from October 2018 to June 2020 and President and Chief Financial Officer from July 2020 to June 2021, as well as Chief Financial Officer at Diadexus, Inc. and Transcept Pharmaceuticals, Inc. Earlier in her career, she served in financial leadership roles at NetApp, Inc. (NASDAQ: NTAP), Exelixis, Inc. (NASDAQ: EXEL), Novartis AG (NYSE: NVS) and Chiron Corporation. Ms. Patterson has served as a director and chair of the audit committee of Kalaris Therapeutics, Inc. (NASDAQ: KLRS) since April 2025. Ms. Patterson has served as a director and chair of the audit committee of Nkarta, Inc. (NASDAQ: NKTX) since April 2020. Ms. Patterson also served as a director and member of the audit committee of Oxford Biomedica (UK) Limited from May 2023 to December 2024. Ms. Patterson also served on the board of directors, as chair of the audit committee, and as a member of the nominating and corporate governance committee, of Eliem Therapeutics, Inc. from June 2020 to January 2023 (Eliem Therapeutics subsequently changed its name to Climb Bio, Inc., which now trades on Nasdaq under the symbol CLYM). Ms. Patterson also served on the board of directors of Adverum Biotechnologies, Inc. from October 2018 to June 2020. Ms. Patterson earned a B.S. in Business Administration and Accounting from Chapman University and an Executive MBA from Saint Mary’s College, and is a Certified Public Accountant (inactive status). The Company believes that Ms. Patterson’s extensive public company financial leadership, governance and audit committee experience in the biopharmaceutical industry qualifies her to serve as a director.

James Valentine, age 40

Mr. Valentine has served as a Director of Hyman, Phelps & McNamara, P.C., a law firm specializing in food and drug law, since January 2023, and previously served as an Associate of the firm from May 2014 to December 2022. His practice focuses on regulatory matters relating to the development and approval of drugs and biologics, with particular expertise in rare disease drug development and patient-focused drug development. Prior to joining Hyman, Phelps & McNamara, Mr. Valentine held positions at the U.S. Food and Drug Administration, including in the Office of Special Health Issues and the Center for Drug Evaluation and Research’s Office of Regulatory Policy. Mr. Valentine has served on the Board of Directors of the RARE Foundation, formerly the EveryLife Foundation for Rare Diseases, since January 2026 and as Vice Chair since June 2026. Mr. Valentine holds a J.D. from the University of Maryland Francis King Carey School of Law, an M.H.S. from the Johns Hopkins Bloomberg School of Public Health, and a B.A. from the University of Maryland, Baltimore County. The Company believes that Mr. Valentine’s extensive regulatory and legal experience in rare disease drug development qualifies him to serve as a director.

Drayton Wise, age 51

Mr. Wise served at Insmed Incorporated (NASDAQ: INSM) from February 2014 to April 2025, including as Chief Commercial Officer from May 2022 to April 2025, where he led the global launch of ARIKAYCE across the United States, Europe and Japan, establishing it as one of the top ten non-oncology rare disease launches in the United States, and oversaw commercialization strategy, team buildout, launch readiness and cross-regional execution. Prior to Insmed, Mr. Wise held senior leadership roles at Novartis AG (NYSE: NVS) from 1999 to 2014, including as National Director, Cystic Fibrosis Sales & Account Management from June 2012 to February 2014. During his tenure at Novartis, he contributed to the launch of 14 products across multiple disease areas, including Tobi Podhaler. Mr. Wise has 25 years of leadership experience in global biopharmaceuticals and rare disease commercialization, with a strong focus on rare pulmonary diseases. Mr. Wise holds a B.A. in Business from The Citadel and an M.B.A. from Emory University. The Company believes that Mr. Wise’s extensive commercial leadership experience in the biopharmaceutical and rare disease industries qualifies him to serve as a director.

There are no family relationships between Messrs. Valentine and Wise or Mses. Bonuccelli and Patterson and any of the executive officers or directors of the Company. There are no arrangements or understandings between Messrs. Valentine and Wise or Mses. Bonuccelli and Patterson and any other person pursuant to which either was appointed as a director of the Company. Neither Messrs. Valentine and Wise or Mses. Bonuccelli and Patterson is a party to any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

Indemnification Agreements

In connection with their appointments as officers and directors, each of Messrs. Fandrick, Militello, Valentine and Wise and Mses. Bonuccelli, Patterson and Roberts will enter into the Company’s standard form of indemnification agreement for executive officers and directors.

Item 5.03.	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Years.

On October 8, 2026, the Company filed with the Secretary of State of the State of Delaware an amendment to its Amended and Restated Certificate of Incorporation to change the name of the Company from “Quince Therapeutics, Inc.” to “IRulya Therapeutics Inc.” (the “Name Change Amendment”). The Name Change Amendment will become effective at 4:01 p.m., Eastern Time, on October 9, 2026.

The Board approved the Name Change Amendment pursuant to Section 242 of the General Corporation Law of the State of Delaware. Pursuant to Section 242 of the General Corporation Law of the State of Delaware, stockholder approval was not required to approve or effect the Name Change Amendment. The Name Change Amendment will not in any way affect the voting or other rights that accompany shares of Common Stock, or the validity or transferability of the shares of Common Stock currently outstanding.

The Common Stock will continue to be quoted on The Nasdaq Stock Market, but beginning with the opening of trading on October 12, 2026, trading is expected to be moved from the Nasdaq Global Select Market to the Nasdaq Capital Market and will trade under the new symbol “IRLA” (the “Symbol Change”). There will be no change to the Common Stock CUSIP in connection with the Name Change Amendment.

A copy of the Name Change Amendment is attached hereto as Exhibit 3.1 and incorporated herein by reference.

Item 7.01.	Regulation FD Disclosure.

On October 9, 2026, the Company issued a press release announcing the Name Change Amendment and the Symbol Change, a copy of which is furnished herewith as Exhibit 99.1 and is incorporated by reference herein. The information in this Item 7.01, including Exhibit 99.1, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such a filing.

Item 8.01.	Other Events.

On October 7, 2026, the Board approved the termination of the Company’s Outside Director Compensation Policy, effective as of October 7, 2026.

Effective October 10, 2026, the Company relocated its principal executive office from 611 Gateway Boulevard, Suite 273, South San Francisco, CA, to 101 College Street, Suite 210, New Haven, CT 06510. The Company’s telephone number at its new principal executive office is 203-208-8994.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit Number	Exhibit Description

3.1	Certificate of Amendment to Amended and Restated Certificate of Incorporation, effective October 9, 2026

10.1	Severance Agreement, dated as of March 3, 2025, by and between Orphai Therapeutics, Inc. and Brigette Roberts

10.2	Employment Letter, dated as of June 15, 2026, by and between Orphai Therapeutics LLC and John Militello

10.3	Executive Change in Control and Severance Agreement, dated as of September 16, 2026, by and between IRulya Therapeutics Inc. (formerly Quince Therapeutics, Inc.) and John Militello

10.4	Employment Letter, dated as of May 14, 2026, by and between IRulya Therapeutics Inc. (formerly Quince Therapeutics, Inc.) and Keith Fandrick

10.5	Employment Letter, dated as of May 12, 2026, by and between Orphai Therapeutics, Inc. and Keith Fandrick

10.6	Severance Agreement, dated as of March 3, 2025, by and between Orphai Therapeutics, Inc. and Keith Fandrick

99.1	Press Release, dated October 9, 2026

104	Cover Page Interactive Data File (embedded with the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Quince Therapeutics, Inc.

	By:	/s/ John Militello
Date: October 9, 2026	Name:	John Militello
	Title:	Chief Financial Officer